Morrison Cohen Singer & Weinstein, LLP

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                   750 Lexington Avenue, New York, N.Y. 10022
                                                        ----



                                December 10, 2003


Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, New York  11788


                  Re:    Jaco Electronics, Inc.
                         Form S-8 Registration Statement

Ladies and Gentlemen:

                  We have acted as counsel to Jaco Electronics, Inc., a New York corporation (the "Company"), in connection with the registration of 600,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable pursuant to the Company's 2000 Stock Plan (the "Plan").

                  In connection with this opinion, we have examined original or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the sale of the Shares; (ii) a specimen certificate representing the Common Stock; (iii) the Certificate of Incorporation of the Company, as amended; (iv) the Bylaws of the Company, as amended; (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with such Plan and has been duly authorized and validly executed and delivered by the parties thereto.

                  We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of New York, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

                  We call your attention to the facts that Stephen A. Cohen, a member of this firm, is a Director of the Company and a member of the Audit Committee of the Company. Mr. Cohen and members of this firm own a number of shares of Common Stock of the Company and Mr. Cohen owns certain options to purchase shares of Common Stock of the Company.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this Consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                      Very truly yours,



                                      MORRISON COHEN SINGER & WEINSTEIN, LLP